Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of The Dixie
Group, Inc. for the registration of Omnibus Equity Incentive Plan, of our report dated March 23, 2022, with respect to the consolidated financial statements of The Dixie Group, Inc. included its Annual Report on Form 10-K for the fiscal year ended December 25, 2021, filed with the Securities and Exchange Commission.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia
May 11, 2022